SCHEDULE 14A
             (RULE 14A-101) INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[_] Definitive Proxy Statement [X] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                SEACOR SMIT INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]        No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11(c)(2).

           (1) Title of each class of securities to which transaction applies:

           (2) Aggregate number of securities to which transaction applies:

           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           (4)        Proposed maximum aggregate value of transaction:

           (5)        Total fee paid:

[_]        Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)        Amount Previously Paid:

           (2)        Form, Schedule or Registration Statement No.:

           (3)        Filing Party:

           (4)        Date Filed:

                                SEACOR SMIT Inc.
                          1370 Avenue of the Americas
                                   25th Floor
                            New York, New York 10019



                                   May 9, 2003

By Email
--------
Dr. Martha Carter
Director U.S. Research
Institutional Shareholder Services
2099 Gaither Road, Suite 501
Rockville, Maryland 20850-4045



                     Re:  SEACOR SMIT Inc.
                          ----------------

Dear Dr. Carter:

                     In connection with the 2003 Annual Meeting of Stockholders of SEACOR SMIT Inc. (the "Company"), scheduled to occur on May 14, 2003 (the "SEACOR Annual Meeting"), the Board of Directors of the Company (the "Board") has proposed adoption of the SEACOR SMIT Inc. 2003 Share Incentive Plan (the "Plan"). Institutional Shareholder Services, in its Proxy Analysis of matters to be voted upon at the SEACOR Annual Meeting has recommended, among other things, that SEACOR stockholders vote against adoption of the Plan because the Plan contains, in Section 22 thereof ("Section 22"), language expressly permitting option repricing. For your convenience, Section 22 is attached hereto as Annex A.

This letter is to confirm that:

           1. Without the prior approval of the Company's stockholders, options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the option exercise price of a previously granted award, and that,

           2. The Plan will be submitted to the SEACOR Board of Directors for amendment at its next meeting to reflect this clarification and a copy of the plan as so amended will be sent to ISS.

                     In connection with these undertakings on my part, please accept my request that ISS amend its Proxy Analysis to recommend approval by stockholders of the Plan.





            Telephone: 212-307-6633      Facsimile: 212-582-8522

                     Please do not hesitate to contact our legal counsel, David Zeltner, of Weil, Gotshal & Manges, LLP (212-310-8360) in the event that you have any questions or comments.



                                        Sincerely,

                                        /s/ Charles Fabrikant

                                        Charles Fabrikant
                                        Chairman of the Board, President and
                                        Chief Executive Officer






cc:  David E. Zeltner, Esq.

                                     ANNEX A



22. CANCELLATION AND NEW GRANT OF OPTIONS, ETC. The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding Stock Options under the Plan and the grant in substitution therefor of new Stock Options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled Stock Options or (ii) the amendment of the terms of any and all outstanding Stock Options under the Plan to provide an option exercise price per share which is higher or lower than the then current exercise price per share of such outstanding Stock Options.
















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